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                                                                     EXHIBIT 2.8

                           AMENDMENT, dated January 14, 1998 to the QUALIFIED
                     EXCHANGE TRUST AGREEMENT dated November 21, 1997, by and among The Chicago Trust Company as Trustee under Trust No. 38347501, Chicago Deferred Exchange Corporation and American Publishing Company of Illinois (the "Trust Agreement").


     WHEREAS, the parties to the Trust Agreement desire to correct a mutual mistake made in Exhibit A of the Trust Agreement.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     The undersigned, being all the parties to the Trust Agreement, hereby amend the Trust Agreement by replacing in its entirety Exhibit A and substituting the attached Amended Exhibit A.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.


                                 AMERICAN PUBLISHING COMPANY OF ILLINOIS,

                                     by  /s/ J. A. Boultbee
                                        ---------------------------------
                                              Name:  J. A. Boultbee
                                              Title: Vice President


                                 CHICAGO DEFERRED EXCHANGE CORPORATION,

                                     by  /s/ Miriam Golden
                                        ---------------------------------
                                              Name:  Miriam Golden
                                              Title: Vice President


                                 THE CHICAGO TRUST COMPANY AS TRUSTEE,

                                     by  /s/ Mary Cunnigham-Watson
                                        ---------------------------------
                                              Name:  Mary Cunnigham-Watson
                                              Title: Vice President